Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228209 and 333-230749 on Form S-3 and Registration Statement Nos. 333-182040, 333-187897, 333-195780, 333-202793, 333-209775, 333-214414, 333-216405, 333-221292, 333-226750, 333-230749, 333-230750, 333-235515, 333-249993, 333-255261, and 333-257727 on Form S-8 of our report dated May 10, 2021, relating to the financial statements of Tempest Therapeutics, Inc. appearing in this Current Report on Form 8-K dated July 16, 2021.

/s/Deloitte & Touche LLP

San Francisco, California

July 16, 2021